Exhibit 15.1

March 5, 2013

The Directors
CNOOC Limited
65th Floor, Bank of China Tower
One Garden Road, Central
Hong Kong

Dear Sirs,

We are aware of the incorporation by reference in this Registration Statement on Form F-3 of CNOOC Limited for the registration of debt securities and guarantees of CNOOC Limited of our report dated August 21, 2012 relating to the unaudited condensed consolidated interim financial statements of CNOOC Limited that are included in its Form 6-K for the six-month period ended June 30, 2012.

Yours faithfully,

/s/ Ernst & Young
Certified Public Accountants

Hong Kong